Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MUNICIPAL SECURITIES INCOME TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Fifth Third Michigan Municipal Bond Fund and Fifth Third Ohio Municipal Bond Fund, portfolios of Fifth Third Funds, into Federated Michigan Intermediate Municipal Trust and Federated Ohio Municipal Income Fund, respectively, portfolios of Federated Municipal Securities Income Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		August 15, 2008
John F. Donahue	Trustee

/S/ J. Christopher Donahue		August 15, 2008
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		August 15, 2008
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ Thomas G. Bigley		August 15, 2008
Thomas G. Bigley	Trustee

/S/ John T. Conroy, Jr.		August 15, 2008
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		August 15, 2008
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		August 15, 2008
John F. Cunningham	Trustee

Federated Municipal Securities Income Trust – Power of Attorney for
Merger of Fifth Third Michigan Municipal Bond Fund and Fifth Third Ohio Municipal Bond Fund
into Federated Michigan Intermediate Municipal Trust and Federated Ohio Municipal Income Fund, respectively
Page 2

/S/ Peter E. Madden		August 15, 2008
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		August 15, 2008
Charles F. Mansfield, Jr.	Trustee

/S/ John E. Murray, Jr.		August 15, 2008
John E. Murray, Jr.	Trustee

/S/ R. James Nicholson		August 15, 2008
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		August 15, 2008
Thomas M. O’Neill	Trustee

/S/ Marjorie P. Smuts		August 15, 2008
Marjorie P. Smuts	Trustee

/S/ John S. Walsh		August 15, 2008
John S. Walsh	Trustee

/S/ James F. Will		August 15, 2008
James F. Will	Trustee